SCHEDULE 14A

                                      (Rule 14a - 101)
                           INFORMATION REQUIRED IN PROXY STATEMENT

                                  SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of the Securities
                                    Exchange Act of 1934

Filed by the registrant  [ X ]

Filed by a party other than the registrant  [    ]

Check the appropriate box:
[    ]Preliminary Proxy Statement
[    ]Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6 (e) (2) )
[  X ]Definitive Proxy Statement
[    ]Definitive Additional Materials
[    ]Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                                Ag Services of America, Inc.
                    (Name of Registrant as Specified in its Charter)

        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]No fee required.
[   ]Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


     [   ]Fee paid previously with preliminary materials.
     [   ]Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           AG SERVICES OF AMERICA, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 29, 1999

To the Stockholders of Ag Services of America, Inc.

The Annual Meeting of the Stockholders of Ag Services of America, Inc. (the "Company"), an Iowa corporation, will be held on Thursday, July 29, 1999, at the Company's Corporate Headquarters, 2302 West 1st Street, Cedar Falls, Iowa, at 9:00 a.m., central standard time, for the following purposes:

     1.   To elect six (6) directors of the Company for a term of one year.

     2. To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent public accountants for the fiscal year ending
          February 28, 2000.

     3. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the 7th day of June, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed Proxy and return it promptly in the enclosed envelope. If you later desire to revoke your Proxy, you may do so at any time before it is exercised.

                              By Order of the Board of Directors

                              \s\Terry L. Gibson

                              Terry L. Gibson
                              Secretary
July 8, 1999
Approximate Date First
Sent to Stockholders
Cedar Falls, Iowa

              Your vote is important.  Please date, sign and return your Proxy.
                           Your Proxy is in the enclosed envelope.

                             AG SERVICES OF AMERICA, INC.

                                   PROXY STATEMENT
                        For the Annual Meeting of Stockholders

                                    July 29, 1999

                                 GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Ag Services of America, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held July 29, 1999 at 9:00 a.m., Central Standard Time, at the Company's Corporate Headquarters and any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by a stockholder. If no direction is made, the proxy will be voted for the election of nominees for director named in this Proxy Statement, ratification of the Board of Directors' selection McGladrey & Pullen LLP as the Company's independent public accountants for the 2000 fiscal year, and transacting such other business as may come before the meeting or any adjournment thereof. A stockholder may revoke his or her proxy at any time before it is voted by delivering to the Secretary a written notice of termination of the proxy's authority, by filing with the Secretary another proxy bearing a later date, or by appearing and voting at the meeting. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about July 8, 1999. Only the holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on June 7, 1999 will be entitled to vote at the Annual Meeting. At the close of business on June 7, 1999, a total of 5,232,064 shares of Common Stock were outstanding, each share being entitled to one vote. There is no right of cumulative voting provided in the Company's Articles of Incorporation or Bylaws. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented at the meeting in person or by proxy, is necessary to effectuate all matters proposed to the stockholders at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting, and the number of stockholders present in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum for all matters. Shares abstaining with respect to any matter will be treated as unvoted. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

Expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitations by mail, the Company may request banks, brokers, and other custodians, nominees, and fiduciaries to send Proxy materials to beneficial owners and to request voting instructions. The Company may reimburse them for their expenses in so doing. Directors, officers and regular employees of the Company, who will not receive extra compensation for their services, may solicit personally or by mail, telephone, or telegraph, if Proxies are not promptly received.

The Annual Report of the Company, including Financial Statements for the fiscal year ended February 28, 1999, accompanies this Proxy Statement.


                             ELECTION OF DIRECTORS

The Company's Bylaws provide that the Board of Directors shall be elected at each annual meeting of stockholders. Directors are elected for a one year term to succeed those directors whose terms then expire.

The persons named in the accompanying proxy will vote for the election of the nominees described herein, unless authority to vote is withheld. The Board of Directors has been informed that each of the nominees is willing to serve as a director; however, if any of the nominees should decline or become unable to serve as a director for any reason, the proxy may be voted for such other person as the proxies shall, in their discretion, determine.

The following table sets forth certain information as of June 7, 1999, concerning the nominees for election as directors of the Company:

Name                          Age       Position with the Company
----------------------       -----      ----------------------------
Gaylen D. Miller              50        Chairman of the Board and
                                         Director
Henry C. Jungling, Jr.        52        President, Chief Executive
                                         Officer and Director
Kevin D. Schipper             39        Chief Operating Officer and
                                         Director
James D. Gerson               55        Director
Michael Lischin               48        Director
Ervin J. Mellema              53        Director

Gaylen D. Miller is a founder of the Company and has served as a director since its formation in October 1985 and as Chairman since August 1997 and from August 1993 until August 1995. Mr. Miller served as President and Chief Executive Officer from August 1995 until August 1997 and from May 1991 until August 1993, as Chairman and Chief Operating Officer from August 1993 until July 1994, as Co-President of the Company from July 1988 until May 1991 and as Vice President, Secretary, and Treasurer from November 1985 until July 1988. Mr. Miller was raised on a farm in Iowa and before joining the Company he held administrative and accounting positions with Land-O-Lakes, Inc., an agricultural cooperative, and DEKALB Genetics Corporation, an international seed company.

Henry C. Jungling, Jr. is a founder of the Company and has served as a director since its formation in October 1985 and as President and Chief Executive Officer since August 1997 and from August 1993 until August 1995. Mr. Jungling served as Chairman from August 1995 until August 1997 and from May 1991 until August 1993, as Chairman and Chief Operating Officer from May 1991 until August 1993, as Co-President of the Company from July 1988 until May 1991 and as President from November 1985 until July 1988. Mr. Jungling was raised on a farm in Iowa and managed his own farming operation for 18 years. Mr. Jungling is Mr. Schipper's uncle and Messrs Jungling and Miller are first cousins.

Kevin D. Schipper is a founder of the Company and has served as a director since its formation in October 1985 and as Chief Operating Officer since July 1994. Mr. Schipper served as Vice President since its formation in October 1985 until July 1994 and as Treasurer and Secretary since July 1988 until July 1994.
Before joining the Company, Mr. Schipper was employed by Scoular Grain Company, where he worked in product sales.

James D. Gerson has served as a director of the Company since August 1991.
Since March 1993, Mr. Gerson has been Senior Vice President of Fahnestock & Co. Inc., a securities firm. Fahnestock & Co. Inc. is a market maker of the Company's Common Stock and served as an underwriter for the Company's offering of 7% Convertible Subordinated Debentures due 2003 in April 1993. Previously, since January 1992, Mr. Gerson was Senior Vice President and Managing Director of Corporate Finance for Reich & Co., Inc., a securities firm. For more than five years prior to January 1992, Mr. Gerson was Vice President and Manager of Corporate Finance at Josephthal & Co., Inc. (and successor corporations), a securities firm. Josephthal & Co., Inc. served as the Company's underwriter for its initial public offering completed in August 1991. Mr. Gerson was originally appointed as a director of the Company as a designee of the Underwriter according to the terms of the Underwriting Agreement for the Company's initial public offering, the provision in that underwriting agreement regarding the nomination of the underwriter's designee for director expired in August 1992. Mr. Gerson also serves as a director of American Power Conversion Corp.; Conceptronic Inc.; Computer Outsourcing Services, Inc.; Hilite Industries, Inc.; and Energy Research Corporation.

Michael Lischin has served as a director of the Company since April 1990. Mr. Lischin is an attorney admitted to the bar in New York and Kentucky. His area of concentration is livestock asset based financing. He has served as a director and officer of a variety of companies that provide financing in the agricultural industry.

Ervin J. Mellema has served as a director of the Company since May 1991. Since 1976, Mr. Mellema has been an operating principal of Campbell Mellema Insurance Inc., a property and casualty insurance agency, and Campbell Mellema Realty, a real estate brokerage firm.

Messrs. Jungling, Miller and Schipper served as officers of the Company pursuant to their respective employment agreements with the Company (See "Executive Compensation and other Related Information"). The Board of Directors intends to alternate the officer positions of Messrs. Jungling and Miller every two years so that commencing after the adjournment of the 1999 Annual Meeting of Stockholders, Mr. Miller will serve as President and Chief Executive

Officer and Mr. Jungling will serve as Chairman of the Board.

Committees and Meetings of the Board of Directors

The Board of Directors of the Company has an Audit Committee consisting of Messrs. Gerson and Mellema. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters.

The Board of Directors met three times in fiscal year 1999. All incumbent directors attended at least 75% of the respective meetings of the Board and Audit Committee, if they were directors or committee members.


Directors' Fees

The Company currently pays director's fees to its non-employee directors in the amount of $1,000 per board meeting and $250 per committee meeting plus reimbursement for expenses incurred in connection with the performance of their duties.


Compensation Committee Interlocks and Insider Participation

At present, the entire Board of Directors is responsible for approving the compensation program and salaries for the executive officers. Gaylen D. Miller, Henry C. Jungling, Jr. and Kevin D. Schipper who are members of the Board of Directors were also executive officers of the Company during fiscal 1999. However, the executive officers who are also members of the board are not present when their own compensation is under consideration. There were no director interlocks with other companies or related party transactions in fiscal 1999.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth as of June 7, 1999, information about the beneficial ownership of Common Stock of the Company by each stockholder who is known by the Company to own beneficially more than five percent of the outstanding Common Stock of the Company, by each director, by each executive officer named in the Summary Compensation Table, and by all officers and directors as a group:


                                      Number of
                                       Shares                  Percentage
Name and Address of                 Beneficially                of Shares
 Beneficial Owner                    Owned(1)(2)               Outstanding
-------------------                 ------------               -----------
Gaylen D. Miller                     354,884 (3)                 6.73%
Henry C. Jungling, Jr.               358,934 (3)                 6.81%
Kevin D. Schipper                    352,134 (3)                 6.68%
James D. Gerson                      170,666 (4)                 3.26%
Michael Lischin                       11,000 (5)                 0.21%
Ervin J. Mellema                      10,000 (5)                 0.19%
All Directors and Officers
 as a Group (11 persons)           1,344,738 (6)                24.66%

( 1 )The persons or entities identified in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them unless otherwise indicated. The number of shares beneficially owned includes shares of Common Stock issuable upon exercise of options exercisable during the next 60 days.

( 2 )Includes shares held by spouses and minor children sharing the same home.

( 3 )Includes options to purchase 45,000 shares of Common Stock exercisable within 60 days.

( 4 )Includes options to purchase 3,000 shares of Common Stock exercisable within 60 days.

( 5 )Includes options to purchase 6,000 shares of Common Stock exercisable within 60 days.

( 6 )Includes options to purchase 223,500 shares of Common Stock exercisable within 60 days.

              EXECUTIVE COMPENSATION AND OTHER RELATED INFORMATION

The following table sets forth the cash and certain other compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended February 28, 1999, 1998, and 1997 to all executive officers of the Company who's total aggregate compensation was greater than $100,000.

                            Summary Compensation Table

                         Annual Compensation        Long-Term Compensation
                        ---------------------  -----------------------------
                                                   Awards           Payouts
                                              -----------------    ----------
                                                         Securities
                                              Restricted Underlying
Name and             Fiscal                      Stock   Options   LTIP    All
Principal Position    Year  Salary  Bonus Other Awards   SARs     Payouts Other
                                            (a)   (b)     (c)       (c)
------------------   ------ ------  ----- ----- ------ -------   ------- -------

Gaylen D. Miller      1999 $200,603 $161,454 $0    $0   15,000    $0    $4,635(f)
Chairman of the       1998  200,603  118,046  0     0        0     0     4,435(f)
Board                 1997  192,562   88,811  0     0        0     0     4,389(f)

Henry C. Jungling Jr. 1999 $200,603 $161,454 $0    $0   15,000    $0    $4,670(g)
President and Chief   1998  200,603  118,046  0     0        0     0     4,470(g)
Executive Officer     1997  192,562   88,811  0     0        0     0     4,424(g)

Kevin D. Schipper     1999 $200,603 $161,454 $0    $0   15,000    $0    $4,292(h)
Chief Operating       1998  200,603  118,046  0     0        0     0     4,092(h)
Officer               1997  192,562   88,811  0     0        0     0     4,046(h)

(a) The table excludes noncash compensation for the use of an automobile, which did not exceed the lesser of $50,000 or 10% of the base compensation paid to each officer.

(b)  No restricted stock awards were made in any of the periods presented.

(c) No stock appreciation rights were granted or paid in any periods presented. Includes stock options granted on May 31, 1998, under the 1993 Stock Option Plan of the Company, when the market value of the Company's Common Stock was $17.375.

(d) The Company did not have a long-term incentive compensation plan for any of the periods presented.

(e) Reflects incentive compensation accrued in fiscal 1999, 1998, and 1997 to the officers of the Company of $161,454, $118,046 and $88,811, each, respectively, accordingly to their respective employment agreements.

(f) Reflects premiums paid by the Company for $250,000 term life insurance coverage in fiscal 1999, 1998 and 1997 of $635, $635 and $635, respectively, and $4,000, $3,800 and $3,754, respectively, contributed to the Company's 401(k) plan by the Company on behalf of the officer listed above.

(g) Reflects premiums paid by the Company for $250,000 term life insurance coverage in fiscal 1999, 1998 and 1997 of $670, $670, and $670, respectively, and $4,000, $3,800 and $3,754, respectively, contributed to the Company's 401(k) plan by the Company on behalf of the officer listed above.

(h) Reflects premiums paid by the Company for $250,000 term life insurance coverage in fiscal 1999, 1998 and 1997 of $292, $292, and $292, respectively, and $4,000, $3,800

                                     -7-

     and $3,754, respectively, contributed to the Company's 401(k) plan by the Company on behalf of the officer listed above.

                                   Options/SAR Grants
                                     In Fiscal 1999


                                                   Potential realizable value    Alternative
                                                     at assumed annual rates       to(f)and
                                                   of stock price appreciation    (g): grant
          Individual grants                              for option term          date value
--------------------------------------------- ------------------------------------ ---------
      (a)                (b)         (c)         (d)       (e)       (f)       (g)    (h)
                                  Percent of
                      Number of     total
                     Securities  options/SARs                                         Grant
                     Underlying   granted to  Exercise                                date
                    options/SARs employees in   price   Expiration    5%       10%   present
Name                granted(#)(1) fiscal year ($/SH)(1)    date     ($)(2)   ($)(2)  value $
---------------     ------------ ------------ --------- ---------- -------- -------- -------
Gaylen D. Miller       15,000       17.2%      $17.375  5/30/2008  $163,905 $415,365   N/A

Henry C. Jungling, Jr. 15,000       17.2%      $17.375  5/30/2008  $163,905 $415,365   N/A

Kevin D. Schipper      15,000       17.2%      $17.375  5/30/2008  $163,905 $415,365   N/A

(1) Includes stock options granted on May 31, 1998, under the 1993 Stock Option Plan of the Company when the market value of the Company's common stock was $17.375.

(2) Reflects the estimated market value of underlying shares of Common Stock of the Company on May 30, 2008, assuming 5% and 10% stock price appreciation over the 10 year life of the stock options granted, minus the exercise price.

                               Aggregated Option/SAR Exercises
                        in Fiscal 1999 and Year-End Option/SAR Values

                                          Number of Securities      Value of
                                             Underlying           Unexercised
                                             Unexercised         In-the-Money
                    Shares                 Options/SARS at      Options/SARS at
                  Acquired               February 28, 1999  February 28, 1999(c)
                                         -----------------  --------------------
                     On         Value      Exer-    Unexer-     Exer-   Unexer-
Name             Exercise(a) Realized(a)  cisable  cisable(b)  cisable  cisable
---------------  ----------- -----------  -------  ----------  -------  -------
Gaylen D. Miller        0        $0       40,000       0       $435,000   $0

Henry C. Jungling, Jr.  0        $0       40,000       0       $435,000   $0

Kevin D. Schipper       0        $0       40,000       0       $435,000   $0

(a) No stock options were exercised in fiscal 1999. There were no stock appreciation rights outstanding or exercised in fiscal 1999.

(b) Includes 40,000 stock options granted on May 30, 1991, under the 1991 Stock Option Plan of the Company based primarily on performance during prior years and excludes 15,000 stock options granted on May 31, 1998, under the 1993 Stock Option Plan of the Company as part of the executive compensation package that are not in-the-money.

(c) Reflects market value of underlying shares of Common Stock of the Company on February 28, 1999, minus the exercise price.


Employment Agreements

Effective July 1, 1991, Messrs. Jungling, Miller and Schipper entered into separate five-year employment agreements with the Company, each of which provide for (i) a base salary of $155,200, subject to adjustment upward upon annual review by the Board of Directors on March 1 of each year the agreement is in effect, (ii) payment of an annual bonus to each of these persons in the amount of 2% of the Company's pre-tax, pre-bonus income in excess of $2,500,000,
(iii) $250,000 in term life insurance coverage and (iv) receipt of other
Company benefits including use of an automobile. If the respective employment agreement is terminated by the Company without "cause," the Company must continue to pay the person salary and bonus for up to two years. "Cause" is defined to include repeated neglect in performance, breach of the employment agreement or indictment or conviction of a felony or misdemeanor involving moral turpitude. In April 1995 the Board of Directors approved a four year extension through July 2000 for each of Messrs. Jungling, Miller and Schipper. The Board of Directors approved a base salary of $200,603 for each of the three persons for fiscal year 2000.

                                   -9-

Board Report on Executive Compensation

At present, the entire Board of Directors is responsible for approving the compensation program and salaries for the executive officers. However, executive officers who are also members of the board are not present when their own compensation is under consideration.

Compensation Philosophy. It is the philosophy of the Company to ensure that executive compensation is directly linked to sustained improvements in corporate performance and increases in stockholder value as measured by the Company's stock price. The following objectives have been adopted by the Board of Directors as guidelines for compensation decisions:

          Provide a competitive total compensation package that enables the Company to attract and retain key executive talent needed to accomplish its corporate goals.

          Integrate all pay programs with the Company's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

          Provide variable compensation opportunities that are directly linked with performance of the Company and that align executive remuneration with the interests of stockholders.

At present, the Company's executive compensation is comprised of (i) a base salary, (ii) an annual cash incentive bonus, (iii) additional incentive compensation in the form of stock options, and (iv) other benefits typically provided to executives of comparable companies, all described further below. For each such component of compensation, the Company's compensation levels are compared with those of comparable companies. For purpose of establishing these comparable compensation levels, the Company compares itself to a national group of companies selected by management and its consultants. This group consists primarily of public and non-public companies that have revenue levels similar to the Company's. This group does not include the companies used by the Company in the industry peer group index in the performance graph appearing elsewhere herein, as several of the members of the industry peer group are considerably larger in size with executive compensation well above that of the Company.

Base Salary. The salary of each executive officer, including the Chief Executive Officer, is based on the officer's level of responsibility and comparisons to prevailing salary levels for similar positions at the Company and at comparable companies. The Board seeks to provide the Company's executive officers with salaries that are at least commensurate with the median salary levels at comparable companies. Each executive officer's compensation is linked to individual employment agreements as discussed above, which are consistent with the Company's compensation philosophy.

After taking into account the Company's increase in its revenue and earnings growth, the Board

                                     -10-

sought to establish the fiscal 1999 salaries of each of its executive officers at the median salary levels for similarly-situated executives of comparable companies. The Compensation Committee believes the base salary of the Company's Chief Executive Officer remains at the median level, and therefore his base salary was not changed in fiscal 1999.

Annual Bonus. Each executive officer's annual bonus is linked to individual employment agreements as discussed above, which are consistent with the Company's compensation philosophy. The employment agreements establish target performance levels and the amount of bonus payable if these targets are met, which is defined in terms of pre-tax, pre-bonus income of the Company. The Board evaluates the annual bonus through review of information furnished by its consultants as to the bonus practices among comparable companies. The annual bonuses paid to the Company's executive officers have typically been less than the median annual bonuses paid by comparable companies.

As a result of the Company exceeding its income target in fiscal 1999, each executive officer, including the Chief Executive Officer, received a cash incentive bonus equal to 2% of pre-tax, pre-bonus income in excess of $2,500,000.

Stock Options. The Company's 1991 and 1993 stock option plans authorize the Board to grant stock options to key personnel. The Board's philosophy with respect to stock option incentive awards is to strengthen the relationship between compensation and increases in the market price of the Common Stock and thereby ally the executive officers' financial interests with those of the Company's stockholders. The Board determines the size of option grants based on information furnished by consultants regarding stock option practices among comparable companies. The Board also takes into account the number of outstanding unexercised options held by the executive officers. In fiscal 1999 the Board, in lieu of a base wage increase, elected to issue 15,000 stock to each of the executive officers who's total aggregate compensation was greater than $100,000, including the Chief Executive Officer.

Other Benefits. The Company maintains a 401(k) plan which the executive officers are generally permitted to participate on terms substantially similar to those relating to all other participants, subject to certain legal limitations on the amounts that may be contributed or benefits payable thereunder.

Additionally, the Company makes available to its executive officers a supplemental life insurance plan and the use of an automobile.

          Mr. Henry C. Jungling, Jr.         Mr. James Gerson
          Mr. Gaylen D. Miller               Mr. Michael Lischin
          Mr. Kevin D. Schipper              Mr. Ervin J. Mellema

Stock Option Plans

1991 Stock Option Plan. The Company's 1991 Stock Option Plan, which was approved by the

                                     -11-

Board of Directors and stockholders effective May 30, 1991 (the "1991 Stock Option Plan"), provides for the grant of options to purchase shares of Common Stock to directors, officers, employees or other persons or entities. A total of 300,000 shares of Common Stock have been reserved for issuance under the 1991 Stock Option Plan. Options granted under the 1991 Stock Option Plan may be either "incentive stock options" or "nonqualified stock options." As designated by the Board of Directors, the 1991 Stock Option Plan is administered by a committee comprised of the officers of the Company, who designate the type of option to be granted, the number of options to be granted, the number of shares of Common Stock to be covered by each option (subject to a specified maximum number of shares of Common Stock which may be purchased under all options granted), the exercise price, the period during which the options are exercisable, the method of payment and certain other terms. The exercise price for each share of Common Stock covered by an option is determined by the committee, except (i) the exercise price for an incentive stock option may not be less than the fair market value, at the time the option is granted, of the stock subject to the option and (ii) the exercise price for a nonqualified stock option may not be less than 85% of the fair market value, at the time the option is granted, of the stock subject to the option. The exercise price for an incentive stock option granted to any individual who owns stock, at the time of grant, possessing more than 10% of the voting power of the capital stock of the Company may not be less than 110% of such fair market value on the date of the grant. No more than $100,000 of stock vesting during any calendar year per person will qualify for incentive stock option treatment. Options are nontransferable, other than by will or the laws of descent and distribution, and may be exercised only by the optionee while employed by or providing services to the Company or within three months after termination of employment by reason of retirement or six months following termination of employment resulting from death or permanent disability. Options expire no later than ten years from the date of grant, provided that incentive stock options granted to employees owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries expire five or fewer years from the date of grant. At February 28, 1999, 15,350 shares remained available for future grants under the 1991 Stock Option Plan.

1993 Stock Option Plan. The Company's 1993 Stock Option Plan, which was approved by the Board of Directors and stockholders effective August 3, 1993 (the "1993 Stock Option Plan"), provides for the grant of options to purchase shares of Common Stock to directors, officers, employees or other persons or entities. A total of 400,000 shares of Common Stock have been reserved for issuance under the 1993 Stock Option Plan. Options granted under the 1993
Stock Option Plan may be either "incentive stock Options" or "nonqualified stock options." As designated by the Board of Directors, the 1993 Stock
Option Plan is administered by a committee comprised of the officers of the Company, who designate the type of option to be granted, the number of options to be granted, the number of shares of Common Stock to be covered by each option (subject to a specified maximum number of shares of Common Stock which may be purchased under all options granted), the exercise price, the period during which the options are exercisable, the method of payment and certain other terms. The exercise price for each share of Common Stock covered by an option is determined by the committee, except (i) the exercise price for an incentive stock option may not be less than the fair market value, at the time the option is granted, of the stock subject to the option and (ii) the exercise price for

                                  -12-

a nonqualified stock option may not be less than 85% of the fair market value, at the time the option is granted, of the stock subject to the option. The exercise price for an incentive stock option granted to any individual who owns stock, at the time of grant, possessing more than 10% of the voting power of the capital stock of the Company may not be less than 110% of such fair market value on the date of the grant. No more than $100,000 of stock vesting during any calendar year per person will qualify for incentive stock option treatment. Options are nontransferable, other than by will or the laws of descent and distribution, and may be exercised only by the optionee while employed by or providing services to the Company or within three months after termination of employment by reason of retirement or six months following termination of employment resulting from death or permanent disability. Options expire no later than ten years from the date of grant, provided that incentive stock options granted to employees owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries expire five or fewer years from the date of grant. At February 28, 1999, 43,175 shares remained available for future grants under the 1993 Stock Option Plan.

The following table summarizes the options to purchase shares of the Company's Common Stock:

                                               Stock Options
                                    -------------------------------------
                                                        Weighted Average
                                     Outstanding         Exercise Price
                                     -----------         --------------
Balance at February 28, 1996           498,400              $6.55
  Granted                               25,000             $14.35
  Exercised                            (35,400)             $7.97
  Canceled                             (19,400)             $8.84
                                       --------            ------
Balance at February 28, 1997           468,600              $6.76
  Granted                               43,300             $17.51
  Exercised                            (40,035)             $8.65
  Canceled                             (29,225)            $11.77
                                       --------            ------
Balance at February 28, 1998           442,640              $7.31
  Granted                               87,000             $16.09
  Exercised                            (34,750)             $7.96
  Canceled                             (18,950)            $14.64
                                       --------            ------
Balance at February 28, 1999           475,940              $8.58
                                       ========            ======

                                                  Number of Options
                                       ------------------------------------
                                         1999           1998          1997
                                       --------       -------       -------
Exercisable, end of year               355,414        349,190       328,175

Weighted-average fair value per option
  of options granted during the year     $6.61          $7.40         $6.67

Options are exercisable over varying periods ending on February 28, 2008.

Retirement and Savings Plan

The Company has established a Retirement and Savings Plan (the "401(k) plan") which became effective June 1, 1992. Currently, all employees of the Company, including the officers, are eligible to participate in the 401(k) Plan. Benefits provided under the 401(k) Plan are funded by a qualified retirement trust administered by Norwest Bank Iowa, N.A. as trustee.

Participants may contribute an amount of their compensation, including base salary and overtime, to the 401(k) Plan, which can be no more than 15% of the participant's compensation or, if less, the maximum dollar limit allowed by law on a pre-tax basis. The Company makes a matching contribution to the 401(k) Plan subject to certain limitations, equal to 40% of each participant's pre-tax contribution on an amount of up to 7% of each participant's compensation. The plan year ends each February 28th.

The participants may direct the investment of their account balances among several equity funds. Distributions from a participant's account (including earnings) are made after the participant's termination of employment for any reason and, in certain circumstances, participants may receive a distribution during employment. All employee contributions (including earnings) are fully vested at all times. Employer matching contributions vest over five years at a rate of 20% per year from the date an employee becomes eligible to participate in the 401(k) Plan. The distributions of a participant's vested account balances will be made in the form of a lump sum or periodic installments.

For the years ended February 28, 1999, 1998 and 1997, $22,408, $19,125 and
$18,482, respectively, were contributed to the accounts of the Company's executive officers.


Stock Purchase Plan

In August 1995, the Company's Board of Directors approved the "1995 Stock Purchase Plan" which allows directors, officers and all other employees of the Company to purchase common stock directly from the Company, subject to certain restrictions. Common stock may be purchased at (i) the closing price of the stock on the trading day immediately preceding the purchase date or (ii) the cost at which the common stock may be purchased in the open market, exclusive of brokerage commissions and fees, in the case of shares of stock acquired through open market brokerage purchase, or (iii) 85% of the closing price if an election to purchase common stock is made in connection with the Employee Incentive Compensation Program. An aggregate of 150,000 authorized but unissued shares of the Company's common stock are reserved for issuance under the plan. The 1995 Stock Purchase Plan is administered by the Company and is subject to termination or amendment by the Board of Directors at any time. At February 28, 1999, 146,600 shares remained available for purchase under the 1995 Stock Purchase Plan.

Performance Graph

The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the NASDAQ Stock Market Index (U.S. Companies), a broad market index prepared for the NASDAQ by Research Data Group, Inc. ("RDG"), and the Agricultural Input Supply Index, an agricultural input supply index prepared for the Company by RDG made up of the following NASDAQ and NYSE companies; Agco Corporation, Agribiotech, Inc., Pioneer Hi-Bred Int'l, Inc., Case Corporation, Deere & Company, Dow Chemical, Du Pont, Lindsay Manufacturing, and Monsanto. The comparison for each of the periods assumes that $100 was invested on February 28, 1993, in each of the Common Stock of the Company, the stocks included in the NASDAQ Stock Market Index (U.S. Companies) and the stocks included in the Agricultural Input Supply Index. These indexes, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                            Comparison of Cumulative Total Return
                         Since the Company's IPO Among the Company,
                       the NASDAQ Stock Market Index (U.S. Companies)
                           and the Agricultural Input Supply Index
                           [ Graphic included with hard copy ]

                                         Fiscal Year End February 28,
                                 1994    1995    1996    1997    1998    1999
Ag Services of America, Inc.     100      89     110     175     176     146
NASDAQ Stock Market (U.S.) Index 100     101     141     168     230     300
Agricultural Input Supply Index  100     106     149     188     223     226


                            RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT PUBLIC ACCOUNTANTS

The Stockholders are being requested to approve the resolution ratifying the action of the Board of Directors in appointing McGladrey & Pullen, LLP as the Company's independent public accountants for the fiscal year ending
February 28, 2000.

It is not expected that a member of McGladrey & Pullen, LLP will be present at the Annual Meeting. However, we will forward any questions that arise to McGladrey & Pullen, LLP, who will have the opportunity to respond.

                                  OTHER MATTERS

The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the stockholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.


                           DEADLINE FOR SUBMISSION OF STOCKHOLDER
                              PROPOSALS FOR 2000 ANNUAL MEETING

Proposals of Stockholders to be presented at the Company's 2000 Annual Stockholders' Meeting must be received at the Company's corporate headquarters no later than February 15, 2000, for inclusion in the agenda for the 2000 Annual Meeting.

                              By Order of the Board of Directors

                              /s/ Terry L. Gibson

                              Terry L. Gibson
                              Secretary